EXHIBIT 99.1

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

April 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$25,237
Inventories	140,938
Prepaid expenses	16,924
Other current assets	26,809

Total current assets	209,908

Property and equipment:
Furniture, fixtures and equipment	220,369
Leasehold improvements	297,681

518,050
Accumulated depreciation and amortization	(389,476)

128,574

Leased property under capital lease:
Land and building	18,055
Accumulated depreciation and amortization	(6,539)

11,516

Goodwill	1,132,575
Intangible assets, net of accumulated amortization	304,797
Other assets	41,052

1,478,424

Total assets	$1,828,422

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$69,726
Income taxes payable	5,353
Accrued interest payable	24,003
Accrued expenses and other current liabilities	78,351

Total current liabilities	177,433

Intercompany payables	81,487
Long-term debt, net	1,968,280
Revolving credit facility, net	57,043
Obligation under capital lease	16,289
Deferred tax liability	91,900
Deferred rent expense	33,917
Unfavorable lease obligations and other long-term liabilities	8,800

2,257,716

Commitments and contingencies

Stockholder’s deficit:
Common stock	—
Additional paid-in capital	545,924
Accumulated other comprehensive loss, net of tax	(49,956)
Accumulated deficit	(1,102,695)

(606,727)

Total liabilities and stockholder’s deficit	$1,828,422

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS

(in thousands)

Three Months
Ended
April 29, 2017
Net sales	$299,621
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	151,788

Gross profit	147,833

Other expenses:
Selling, general and administrative	110,512
Depreciation and amortization	11,203
Severance and transaction-related costs	143
Other income, net	(2,701)

119,157

Operating income	28,676
Interest expense, net	43,580

Loss before income tax benefit	(14,904)
Income tax benefit	(8,146)

Net loss	$(6,758)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

Three Months
Ended
April 29, 2017
Cash flows from operating activities:
Net loss	$(6,758)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,203
Amortization of lease rights and other assets	1,069
Amortization of debt issuance costs	2,187
Accretion of debt premium	(721)
Net unfavorable accretion of lease obligations	(64)
Loss on sale/retirement of property and equipment, net	118
Stock-based compensation expense	62
(Increase) decrease in:
Inventories	(9,694)
Prepaid expenses	(1,371)
Other assets	(1,434)
Increase (decrease) in:
Trade accounts payable	(1,069)
Income taxes payable	(962)
Accrued interest payable	(29,263)
Accrued expenses and other liabilities	(10,834)
Deferred income taxes	(7,597)
Deferred rent expense	(525)

Net cash used in operating activities	(55,653)

Cash flows from investing activities:
Acquisition of property and equipment	(3,365)
Acquisition of intangible assets/lease rights	(28)

Net cash used in investing activities	(3,393)

Cash flows from financing activities:
Proceeds from revolving credit facilities	69,000
Payments on revolving credit facilities	(16,200)
Payments on short-term debt	(18,420)
Payments on long-term debt	(1,857)
Payment of debt issuance costs	(347)
Principal payments of capital lease	(76)

Net cash provided by financing activities	29,185

Effect of foreign currency exchange rate changes on cash and cash equivalents	(694)

Net decrease in cash and cash equivalents	(30,555)
Cash and cash equivalents, at beginning of period	55,792

Cash and cash equivalents, at end of period	$25,237

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Balance Sheet

(in thousands)

April 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$17,591
Inventories	56,846
Prepaid expenses	13,119
Other current assets	10,850

Total current assets	98,406

Property and equipment:
Furniture, fixtures and equipment	67,936
Leasehold improvements	98,955

166,891
Accumulated depreciation and amortization	(120,289)

46,602

Intercompany receivables	136,410
Goodwill	145,058
Intangible assets, net	201,120
Other assets	36,352

518,940

Total assets	$663,948

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$44,944
Income taxes payable	3,735
Accrued interest payable	681
Accrued expenses and other current liabilities	32,969

Total current liabilities	82,329

Long-term debt, net	155,971
Deferred rent expense	9,146

165,117

Stockholder’s equity:
Common stock	2
Additional paid in capital	770,857
Accumulated other comprehensive loss, net of tax	(49,192)
Accumulated deficit	(305,165)

416,502

Total liabilities and stockholder’s equity	$663,948

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income

(in thousands)

Three Months
Ended
April 29, 2017
Net sales	$103,661
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	54,277

Gross profit	49,384

Other expenses:
Selling, general and administrative	43,306
Depreciation and amortization	4,113
Severance and transaction-related costs	84
Other income	(1,417)

46,086

Operating income	3,298
Interest expense, net	2,782

Income before income tax benefit	516
Income tax benefit	(7,188)

Net income	7,704
Foreign currency translation adjustments	484
Net gain on intra-entity foreign currency transactions, net of tax	2,737

Other comprehensive income	3,221

Comprehensive income	$10,925

CLSIP Holdings LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Three Months
Ended
April 29, 2017
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Net cash provided by financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$—

CLSIP LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Three Months
Ended
April 29, 2017
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Payments on long-term debt	(2,415)
Intercompany activity, net	2,915

Net cash provided by financing activities	500

Net increase in cash and cash equivalents	500
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$500